UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 9, 2025
Serina Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
(Address of principal executive offices)
(256) 327-9630
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 9, 2025, Serina Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an unsecured convertible note (the “Convertible Note”) with Gregory H. Bailey, M.D., a member of the Company’s Board of Directors, making available to the Company an aggregate principal amount of up to $20 million.

Under the Convertible Note, borrowings may be drawn in the discretion of the Company in five tranches tied to certain clinical and operational milestones, provided that if at the time the Company achieves a milestone the Company does not have sufficient cash available to cover projected costs and expenses to achieve the next milestone, then the Company will be required to draw such deficiency. The five tranches correspond to the five following milestones: (i) up to $5 million on or before September 30, 2025; (ii) up to $2.5 million on or after December 15, 2025 upon enrollment of the first patient in the Company’s SER-252-1b registrational clinical study; (iii) up to $2.5 million upon enrollment of the second patient in the study; (iv) up to $5 million on or after March 15, 2026, upon dosing of the last patient in Cohort 1 of the study; and (v) up to $5 million on or after April 30, 2026, upon dosing of the first patient in Cohort 2 of the study (“Milestone 5”).

Borrowings under the Convertible Note bear interest at an annual rate of 10%, initially payable in cash on the first anniversary of the initial funding and on a quarterly basis after. The Convertible Note contains customary events of default, including an additional 2% of default interest following an event of default, and has a maturity date of five years after the initial funding date. The Company can prepay the Convertible Note at any time with no penalty. The Company is required to repay all obligations outstanding under the Convertible Note in cash in the event of certain liquidity events or a change of control of the Company, all as defined in the Convertible Note.

The Convertible Note is convertible, at the option of the holder, into shares of the Serina common stock, at any time until the maturity date at a conversion price of $5.18 per share. The conversion price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization, or other similar transaction.

Borrowings under the Convertible Note constitute senior unsecured obligations of the Company and rank senior in right of payment to all indebtedness of the Company expressly subordinated to the Convertible Note, and pari passu in right of payment with all other unsecured indebtedness of the Company. The Company may incur additional indebtedness that is junior to the Convertible Note without restriction, but under the Convertible Note the Company may not incur additional indebtedness that is senior or pari passu in right of payment to the Convertible Note without the prior written consent of the holder(s) of the Convertible Note.

Under the Convertible Note, the Company agreed to issue warrants for the purchase of shares of the Common Stock on each funding date in an amount equal to 100% of the number of shares issuable upon conversion of the funds extended by the investors on such funding date. Such warrants will have an exercise price equal to $5.44 per share. The warrants expire on the earlier of sixty days following the achievement of Milestone 5 or September 30, 2026, unless stockholder approval has not been obtained as described below.

Under the Convertible Note and the form of warrant, the Company will not issue shares of common stock combined in excess of 19.99% of the issued and outstanding shares of Common Stock as of September 9, 2025, without first obtaining the approval of the stockholders of the Company in accordance with the rules of the NYSE American Stock Exchange, and the Company agreed to include a proposal to obtain such approval at the Company’s 2025 annual meeting of stockholders. The expiration date of the warrants will be extended to at least sixty days following the date of such stockholder approval, if applicable.

The foregoing description of the Convertible Note and the warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Warrant and the Convertible Note, copies of which are filed as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Relationships between the Company and Gregory H. Bailey, M.D.

Juvenescence Limited and its affiliates (“Juvenescence”) are the largest holder of the Company’s Common Stock and have appointed Gregory H. Bailey, M.D. as a designee to the Company’s Board of Directors. Additional information about the relationships among the Company, Juvenescence, and Mr. Bailey is provided under note 5, Related Party Transactions, in the Notes to Condensed Consolidated Interim Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, which description is hereby incorporated by reference.

Because of the relationships among the Company, Juvenescence, and Mr. Bailey, in considering the Convertible Note, the Company’s Board of Directors established and delegated to a special committee comprised solely of independent and disinterested directors (the “Special Committee”) the power and authority to evaluate, negotiate and approve, or decline to approve, the Convertible Note and the related transactions. On September 9, 2025, the Special Committee approved the execution and delivery by the Company of the Convertible Note and the related transaction documents.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference in its entirety.
Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02. The Convertible Note, the warrants, and the shares of Common Stock issuable under the Convertible Note and upon exercise of the warrants, were or will be, as applicable, issued pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D as promulgated by the SEC under the Securities Act.
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant Agreement
10.1	Convertible Note, dated as of September 9, 2025, between Serina Therapeutics, Inc. and Gregory Bailey
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: September 15, 2025	By:	/s/ Steve Ledger
Chief Executive Officer